EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Ref: 04-06

Contact:	Tabitha Zane

Sr. Director, Investor Relations

919-431-1529

Highwoods Properties Reports Fourth Quarter and Year End Results

Raleigh, NC – February 24, 2004 – Highwoods Properties, Inc. (NYSE: HIW), the largest owner and operator of suburban office properties in the Southeast, today reported net income available for common stockholders of $5.2 million, or $0.10 per diluted share, for the quarter ended December 31, 2003 compared to net income of $16.3 million, or $0.30 per diluted share, for the same quarter last year. Funds from operations (“FFO”) after minority interest was $32.6 million, or $0.61 per diluted share, for the quarter ended December 31, 2003. This compares to FFO of $39.9 million, or $0.75 per diluted share, for the same period a year ago.

For the year ended December 31, 2003 the Company reported net income available for common stockholders of $24.8 million, or $0.47 per diluted share versus $62.6 million, or $1.17 per diluted share, for 2002. FFO for the full year 2003 was $133.1 million, or $2.49 per diluted share. In comparison, FFO for the full year 2002 was $162.4 million, or $3.04 per share.

The Company’s FFO results for 2003 were reduced by $0.11 as a result of two factors. First, in connection with the SEC’s adoption of Regulation G, which governs the presentation of non-GAAP financial measures, the Company revised its definition of FFO for 2003 and all periods presented relating to the add back of non real estate depreciation and amortization. The revision changed FFO for all of 2003 and 2002 by $0.06 and $0.05 per share, respectively. The impact on the fourth quarters of 2003 and 2002 was $0.01 per share in each of those years. Second, as previously reported, full year 2003 FFO was reduced by $0.05 per share as a result of a Financial Reporting Alert issued by the National Association of Real Estate Investment Trusts stating that impairment write-downs of depreciable assets must be included in FFO. There were no asset impairments in the fourth quarter of 2003. A reconciliation of FFO to GAAP net income is included in the financial tables. (See also “Non-GAAP Information” below)

Commenting on the quarter Ronald P. Gibson, chief executive officer of Highwoods said, “Although leasing activity remained strong in the fourth quarter as it has throughout the year, the operating environment remains challenging in the face of weak job growth. Our focus this year remains on growing occupancy, enhancing operating efficiencies and managing leasing costs.”

Highwoods Properties Ref: 04-06

February 24, 2004

Fourth Quarter and Year End Highlights

•	Fourth quarter second generation leasing activity in Highwoods’ portfolio totaled 2.2 million square feet, 44% of which was office space. For the full year the Company leased 7.5 million square feet, a 34% increase from total leasing activity in 2002. Occupancy in the Company’s 34.9 million square foot in-service portfolio at December 31, 2003 was 81.5% as compared to 81.2% at September 30, 2003 and 82.2% at year-end 2002.

•	Rental revenues from continuing operations were $107.9 million, a slight increase from fourth quarter 2002 rental revenues of $107.2 million. For the full year rental revenues from continuing operations declined 2.5% to $422.1 million.

•	Cash available for distribution (“CAD”) was $19.8 million versus CAD of $31.7 million for the fourth quarter of 2002. Full year CAD was $96.8 million compared to $164.4 million for 2002. A reconciliation of CAD to GAAP net income is included in the financial tables. See also “Non-GAAP Information” below.

•	As reported in January 2004, the Company was awarded a 112,000 square foot build-to-suit contract with a 15-year lease term by the General Services Administration to develop a field office for the Federal Bureau of Investigation, an independent agency of the United States Government, in Tampa, Florida. This is the second government build-to-suit project Highwoods has been awarded in the last six months.

Asset Repositioning

As previously reported, in the fourth quarter, the Company sold 16 properties encompassing 2.0 million square feet, 96% of which was industrial space, and 82.7 acres of land for a total of $74.3 million. The average occupancy of the assets sold in the fourth quarter was 98.8%.

Total asset sales in 2003 were $202.0 million and included 3.3 million square feet of office and industrial space and 121.1 acres of land. In addition, during the fourth quarter Highwoods contributed three in-service office properties containing 291,000 square feet of space to its existing joint venture with Markel Corporation. These three properties, which were 98.6% leased, were valued at $35.6 million. Highwoods and Markel will each continue to own a 50% interest in the joint venture.

On July 31, 2003 the Company announced that it had entered into an option agreement to acquire Miller Global’s 80% interest in the assets in the MG-HIW Orlando joint venture on or before March 24, 2004 for approximately $62.5 million. The assets in this joint venture consist of five properties encompassing 1.3 million square feet and are encumbered by $136.2 million of debt. In January 2004 the Company signed a Letter of Intent with Dreilander-Fonds (DLF), a European investment firm, under which DLF will acquire a 60% equity interest in the Orlando properties for approximately $45.5 million. The Company currently has two existing joint ventures with DLF. The Company expects to acquire Miller Global’s interest next month and close the transaction with DLF no later than the end of the third quarter.

Highwoods Properties Ref: 04-06

February 24, 2004

Outlook

Based upon recent operating trends and changes related to the timing of anticipated acquisitions and dispositions, the Company is lowering its FFO guidance. In November 2003, when 2004 guidance was originally provided the Company anticipated FFO would be between $2.50 and $2.65, including a $0.05 reduction to FFO as a result of the Company revising its definition of FFO relating to the add back of non real estate depreciation and amortization. The Company now expects FFO for 2004 to be between $2.40 and $2.50 per share. Projections for 2004 exclude any potential asset gains or impairments associated with operating property dispositions currently contemplated or otherwise.

These forward-looking statements are subject to risks and uncertainties that exist in Highwoods’ operations and business environment. See the Company’s cautionary language regarding forward-looking statements set forth at the bottom of this release.

Non-GAAP Information

We believe that FFO is one of several indicators of the performance of an equity REIT. FFO can facilitate comparisons of operating performance between periods and between other REITs because it excludes factors, such as depreciation, amortization and gains and losses from sales of real estate assets, which are based on historical cost and may be of limited relevance in evaluating current performance. FFO as disclosed by other REITs may not be comparable to our calculation of FFO. Our calculation of FFO is consistent with FFO as defined by NAREIT. CAD is another useful financial performance measure of an equity REIT. CAD provides an additional basis to evaluate the ability of a REIT to incur and service debt, fund acquisitions and other capital expenditures and pay distributions. CAD does not measure whether cash flow is sufficient to fund all cash needs. FFO and CAD are non-GAAP financial measures and do not represent net income or cash flows from operating, investing or financing activities as defined by GAAP. They should not be considered as alternatives to net income as an indicator of our operating performance or to cash flows as a measure of liquidity.

FFO is defined by NAREIT as net income or loss, excluding gains or losses from sales of depreciated property, plus operating property depreciation and amortization and adjustments for minority interest and unconsolidated companies on the same basis.

CAD is defined as FFO reduced by non-revenue enhancing capital expenditures for building improvements and tenant improvements and lease commissions related to second-generation space. In addition, CAD includes both recurring and nonrecurring operating results. As a result, nonrecurring items that are not defined as “extraordinary” under GAAP are reflected in the calculation of CAD. In addition, nonrecurring items included in the calculation of CAD for periods ended after March 28, 2003 meet the requirements of Item 10(e) of Regulation S-K, as amended January 22, 2003.

Highwoods Properties Ref: 04-06

February 24, 2004

Supplemental Information

A copy of the Company’s fourth quarter 2003 Supplemental Information that includes detailed operating and financial information is available in the “Investor Relations/Quarterly Earnings” section of the Company’s Web site at www.highwoods.com. The Supplemental Information, together with this release, has been furnished to the Securities and Exchange Commission on Form 8-K. You may also obtain a copy of the Supplemental Information by contacting Highwoods Investor Relations at 919-875-6717 / 800-256-2963 or by e-mail to HIW-IR@highwoods.com. If you would like to receive future Supplemental Information packages by e-mail or fax, please contact the Investor Relations department as noted above or by written request to: Investor Relations Department, Highwoods Properties, Inc., 3100 Smoketree Court, Suite 600, Raleigh, NC 27604.

Conference Call

Highwoods will conduct a conference call to discuss the results of its fourth quarter and year end on Wednesday, February 25, 2004, at 10:00 a.m. Eastern Time. All interested parties are invited to listen to the call. The dial-in number is (888) 202-5268 domestic, (706) 643-7509 international. The call will also be available live on our web site at www.highwoods.com under the “Investor Relations” section.

Telephone and web cast replays will be available two hours after the completion of the call. The telephone replay will be available for one week beginning at 1:00 p.m. Eastern Time. Dial-in numbers for the replay are (800) 642-1687 US/Canada, (706) 645-9291 International. The conference ID is 4787469.

About the Company

Highwoods Properties, Inc., a member of the S&P MidCap 400 Index, is a fully integrated, self-administered real estate investment trust (“REIT”) that provides leasing, management, development, construction and other customer-related services for its properties and for third parties. As of December 31, 2003, the Company owned or had an interest in 530 in-service office, industrial and retail properties encompassing approximately 41.7 million square feet. Highwoods also owns approximately 1,305 acres of development land. Highwoods is based in Raleigh, North Carolina, and its properties and development land are located in Florida, Georgia, Iowa, Kansas, Missouri, North Carolina, South Carolina, Tennessee and Virginia. For more information about Highwoods Properties, please visit our Web site at www.highwoods.com.

Certain matters discussed in this press release, such as the effect of tenant bankruptcies on our operations, expected leasing and financing activities, financial and operating performance and share repurchases and the cost and timing of expected development projects and asset dispositions, are forward-looking statements within the meaning of the federal securities laws. These statements are distinguished by use of the words “will”, “expect”, “intends” and words of similar meaning. Although Highwoods believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.

Highwoods Properties Ref: 04-06

February 24, 2004

Factors that could cause actual results to differ materially from Highwoods’ current expectations are detailed in the Company’s 2002 Annual Report on Form 10-K and subsequent SEC reports and include, among others, the following: the financial condition of our customers could deteriorate; speculative development by others could result in excessive supply of office properties relative to customer demand; we may not be able to lease or re-lease space quickly or on as favorable terms as old leases; and unexpected difficulties in obtaining additional capital to satisfy our future cash needs or unexpected increases in interest rates would increase our debt service costs.

Financial tables follow.

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Highwoods Properties, Inc.

Consolidated Statements of Income

(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002
Rental revenue	$107,901	$107,153	$422,062	$433,065
Operating expenses:
Rental property	38,321	34,553	147,380	137,713
Depreciation and amortization	34,054	35,366	129,225	121,749
General and administrative (includes $3,700 of nonrecurring compensation expense in 2002)	6,671	6,026	24,815	24,576
Litigation expense	—	—	—	2,700

Total operating expenses	79,046	75,945	301,420	286,738
Interest expense:
Contractual	27,575	29,751	111,193	109,512
Amortization of deferred financing costs	876	366	3,078	1,393

	28,451	30,117	114,271	110,905
Other income:
Interest and other income	3,343	4,781	11,916	13,562
Equity in earnings of unconsolidated affiliates	1,848	1,765	4,750	8,063

	5,191	6,546	16,666	21,625

Income before gain/(loss) on disposition of land and depreciable assets, minority interest and discontinued operations	5,595	7,637	23,037	57,047
Gain on disposition of land	397	396	3,739	6,894
(Loss)/gain on disposition and impairment of depreciable assets, net	—	(548)	37	4,502

Income before minority interest and discontinued operations	5,992	7,485	26,813	68,443
Minority interest	(628)	(852)	(3,003)	(8,296)

Income from continuing operations	5,364	6,633	23,810	60,147
Discontinued operations:
Income from discontinued operations, net of minority interest	2,462	4,822	14,326	21,707
Gain on sale of discontinued operations, net of minority interest	5,104	12,562	17,559	11,607

	7,566	17,384	31,885	33,314

Net income	12,930	24,017	55,695	93,461
Dividends on preferred stock	(7,713)	(7,713)	(30,852)	(30,852)

Net income available for common stockholders	$5,217	$16,304	$24,843	$62,609

Net income per common share - diluted:
(Loss)/income from continuing operations	$(0.05)	$(0.02)	$(0.13)	$0.55
Income from discontinued operations	0.15	0.32	0.60	0.62

Net income	$0.10	$0.30	$0.47	$1.17

Weighted average common shares outstanding - diluted	53,651	53,407	53,409	53,485

Highwoods Properties, Inc.

Funds from Operations and Cash Available for Distributions

(In thousands, except per share amounts and ratios)

	Three Months Ended				Year Ended
	2003		2002		2003		2002
	Amount	Per Share Diluted	Amount	Per Share Diluted	Amount	Per Share Diluted	Amount	Per Share Diluted
Funds from operations:
Net income	$12,930		$24,017		$55,695		$93,461
Dividends to preferred shareholders	(7,713)		(7,713)		(30,852)		(30,852)

Net income applicable to common shares	5,217	$0.10	16,304	$0.30	24,843	$0.47	62,609	$1.17
Add/(Deduct):
Depreciation and amortization of real estate assets (1)	33,244	0.62	34,517	0.65	125,779	2.35	118,367	2.22
Gain/(loss) on disposition of depreciable real estate assets (2)	—	—	197	—	(37)	—	(14,421)	(0.27)
Minority interest in income from operations	628	0.01	852	0.02	3,003	0.06	8,296	0.16
Unconsolidated affiliates:
Depreciation and amortization of real estate assets (1)	2,086	0.04	2,554	0.05	9,225	0.17	9,619	0.18
Discontinued operations:
Depreciation and amortization of real estate assets	99	—	2,650	0.05	2,918	0.05	12,028	0.22
Gain on sale, net of minority interest (2)	(5,104)	(0.10)	(12,562)	(0.24)	(17,847)	(0.33)	(15,191)	(0.28)
Minority interest in income from discontinued operations	293	0.01	635	0.01	1,792	0.03	2,909	0.05

Funds from operations before amounts allocable to minority interest (3)	36,463	0.68	45,147	0.84	149,676	2.80	184,216	3.45
Minority interest in funds from operations	(3,865)	(0.07)	(5,255)	(0.09)	(16,554)	(0.31)	(21,811)	(0.41)

Funds from operations applicable to common shares (3)	$32,598	$0.61	$39,892	$0.75	$133,122	$2.49	$162,405	$3.04

Cash available for distribution:
Funds from operations before amounts allocable to minority interest	$36,463		$45,147		$149,676		$184,216
Add/(Deduct):
Rental income from straight-line rents	(688)		(1,132)		(5,189)		(3,672)
Amortization of intangible lease assets	305		—		517		—
Depreciation of non-real estate assets (1)	810		849		3,446		3,382
Impairment charges	—		351		2,701		13,503
Amortization of deferred financing costs	876		366		3,078		1,393
Non-recurring compensation expense	—		—		—		3,700
Litigation expense	—		—		—		2,700
Non-incremental revenue generating capital expenditures:
Building improvements paid	(2,384)		(3,086)		(12,409)		(7,947)
Second generation tenant improvements paid	(9,802)		(7,796)		(27,810)		(20,531)
Second generation lease commissions paid	(5,793)		(2,968)		(17,258)		(12,321)

	(17,979)		(13,850)		(57,477)		(40,799)

Cash available for distribution	$19,787		$31,731		$96,752		$164,423

Dividend payout data:
Dividends paid per common share/common unit - diluted	$0.425		$0.585		$1.860		$2.340

Funds from operations	69.7%		78.0%		74.7%		77.0%

Cash available for distribution	128.9%		111.4%		115.4%		86.3%

Weighted average shares outstanding - diluted	53,651		53,407		53,409		53,485

Weighted average shares/units outstanding - diluted	59,990		60,437		60,034		60,631

Net cash provided by/(used in):
Operating activities	$28,360		$28,128		$157,120		$201,107
Investing activities	64,535		110,308		65,511		195,587
Financing activities	(87,414)		(141,417)		(215,084)		(386,253)

Net increase/(decrease) in cash and cash equivalents	$5,481		$(2,981)		$7,547		$10,441

(1)	In connection with the SEC’s adoption of Regulation G, which governs the presentation of non-GAAP financial measures in documents filed with the SEC, the Company revised its definition of FFO for 2003 and all periods presented relating to the add-back of non-real estate depreciation and amortization. The change reduced FFO before amounts allocable to minority interest by $810,000 or $0.01 per share for the fourth quarter of 2003 and by $849,000 or $0.01 per share for the fourth quarter of 2002. For the full year 2003, the impact was $3.4 million, or $0.06 per share, and for the full year 2002, the input was $3.4 million or $0.05 per share.

Highwoods Properties, Inc.

Funds from Operations and Cash Available for Distributions (continued)

(In thousands, except per share amounts and ratios)

(2)	In October 2003, NAREIT issued a Financial Reporting Alert that changed its current implementation guidance for FFO regarding impairment charges. Accordingly, impairment charges related to depreciable assets have now been included in FFO for the periods presented. The following is a reconciliation of gain/(loss) on disposition of depreciable assets included in the FFO calculation and gain/(loss) on disposition of depreciable assets included in the Company’s Consolidated Statements of Income for the three months and year ended December 31, 2003 and 2002:

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002
Continuing Operations:
Gain/(loss) on disposition of depreciable assets per FFO calculation	$—	$(197)	$37	$14,421
Impairment charges	—	(351)	—	(9,919)

Gain/(loss) on disposition and impairment of depreciable assets, net per Consolidated Statements of Income	$—	$(548)	$37	$4,502

Discontinued Operations:
Gain/(loss) on disposition of depreciable assets per FFO calculation	$5,104	$12,562	$17,847	$15,191
Impairment charges	—	—	(288)	(3,584)

Gain/(loss) on disposition and impairment of depreciable assets, net per Consolidated Statements of Income	$5,104	$12,562	$17,559	$11,607

In addition to the impairment charges detailed above, FFO for the year ended December 31, 2003 also excludes a $2.4 million impairment charge included in the Company’s equity in earnings of unconsolidated affiliates related to the acquisition of certain assets of the MG-HIW, LLC joint venture by the Company.

(3)	As a result of the FASB’s “Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections” (“SFAS 145”), losses on the extinguishment of debt will no longer be classified as an extraordinary item in the Company’s Consolidated Statements of Income. Therefore, the calculation of FFO no longer includes an add-back of this amount. FFO before amounts allocable to minority interest for the year ended December 31, 2002 was decreased by $687,000, which represents a loss on the extinguishment of debt incurred during those periods. There were no losses on the extinguishment of debt incurred in 2003.

As a result of the changes to the FFO calculation as outlined in footnotes (1), (2) and (3) FFO has been reduced by the following in dollars and per share amounts:

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002
FFO in dollars before amounts allocable to minority interest	$(810)	$(1,200)	$(6,147)	$(17,572)

FFO per share	$(0.01)	$(0.02)	$(0.11)	$(0.29)

Highwoods Properties, Inc.

Consolidated Balance Sheets

(in thousands)

	December 31,
	2003	2002
Assets:
Real estate assets, at cost:
Land and improvements	$397,131	$395,556
Buildings and tenant improvements	2,903,147	2,834,670
Development in process	6,899	6,420
Land held for development	191,158	164,341
Furniture, fixtures and equipment	21,818	20,966

	3,520,153	3,421,953
Less-accumulated depreciation	(537,851)	(455,685)

Net real estate assets	2,982,302	2,966,268
Property held for sale	65,724	166,703
Cash and cash equivalents	18,564	11,017
Restricted cash	6,320	8,582
Accounts receivable, net	17,827	13,578
Notes receivable	24,623	31,057
Accrued straight-line rents receivable	51,189	48,777
Investment in unconsolidated affiliates	74,665	79,504
Other assets:
Deferred leasing costs	110,362	99,895
Deferred financing costs	46,198	26,120
Prepaid expenses and other	13,799	15,295

	170,359	141,310
Less-accumulated amortization	(84,764)	(71,427)

Other assets, net	85,595	69,883

Total Assets	$3,326,809	$3,395,369

Liabilities and Stockholders’ Equity:
Mortgages and notes payable	$1,558,758	$1,528,720
Accounts payable, accrued expenses and other liabilities	111,772	120,614

Total Liabilities	1,670,530	1,649,334
Minority interest	165,250	188,563
Stockholders’ Equity:
Preferred stock	377,445	377,445
Common stock	535	534
Additional paid-in capital	1,393,103	1,390,043
Distributions in excess of net earnings	(271,971)	(197,647)
Accumulated other comprehensive loss	(3,650)	(9,204)
Deferred compensation	(4,433)	(3,699)

Total Stockholders’ Equity	1,491,029	1,557,472

Total Liabilities and Stockholders’ Equity	$3,326,809	$3,395,369